SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _X_

                               _________________

                        BANK ONE, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

A National Banking Association                            36-0899825
                                                        (I.R.S. employer
                                                        identification number)

1 Bank One Plaza, Chicago, Illinois                     60670-0120
      (Address of principal executive offices)                     (Zip Code)

                        Bank One, National Association
                       1 Bank One Plaza, Suite IL1-0120
                         Chicago, Illinois 60670-0120
                    Attn: Steven M. Wagner, (312) 732-3163
           (Name, address and telephone number of agent for service)


                              ------------------
                              CWABS MASTER TRUST
              (Exact name of obligor as specified in its charter)


          Delaware                                            Applied For
  (State or other jurisdiction of                             (I.R.S. employer
  incorporation or organization)                        identification number)

c/o Wilmington Trust Company
Rodney Square North
Wilmington, Delaware                                    19890-0001
(Address of principal executive offices)                      (Zip Code)



         Revolving Home Equity Loan Asset Backed Notes, Series 2002-E
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 14th day of August, 2002.


              Bank One, National Association,
              Trustee

              By   /s/ Steven M. Wagner
                   Steven M. Wagner
                   First Vice President





* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                   August 14, 2002



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between CWABS Master Trust, and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    Bank One, National Association



                           By:      /s/ Steven M. Wagner
                                    Steven M. Wagner
                                    First Vice President

                                   EXHIBIT 7



Legal Title of Bank:       Bank One, N.A.                     Call Date: 6/30/02
Address:                   1 Bank One Plaza                                             Cert #:  03618      Page RC-1
City, State  Zip:          Chicago, IL 60670

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                           Dollar Amounts in thousands  C300
                                                                                                                        ----
                                                                                           RCON     BIL   MIL  THOU
                                                                                           ----     ---------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCON
                                                                                           ----
    a. Noninterest-bearing balances and currency and coin(1)....................           0081         12,783,000       1.a
    b. Interest-bearing balances(2).............................................           0071          3,002,000       1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                           1754                  0       2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).............           1773         42,712,000       2.b
3.  Federal funds sold and securities purchased under agreements to resell
    a. Federal funds sold in domestic offices...................................           B987          7,139,000
    b. Securities Purchased under agreements to resell..........................           B989          1,015,000       3.
4.  Loans and lease financing receivables: (from Schedule RC-C):                           RCON
                                                                                           ----
    a. Loans and leases held for sale...........................................           5369          1,537,000       4.a
    b. Loans and leases, net of unearned income.................................           B528        101,957,000       4.b
    c. LESS: Allowance for loan and lease losses................................           3123          2,551,000       4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c).....................................................           B529         99,406,000       4.d
5.  Trading assets (from Schedule RC-D).........................................           3545          3,353,000       5.
6.  Premises and fixed assets (including capitalized leases)....................           2145          1,006,000       6.
7.  Other real estate owned (from Schedule RC-M)................................           2150             33,000       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..............................................           2130            175,000       8.
9.  Customers' liability to this bank on acceptances outstanding................           2155            244,000       9.
10. Intangible assets...........................................................
    a. Goodwill.................................................................           3163            473,000       10.a
    b. Other intangible assets (from Schedule RC-M).............................           0426              2,000       10.b
11. Other assets (from Schedule RC-F)...........................................           2160         10,989,000       11.
12. Total assets (sum of items 1 through 11)....................................           2170        183,869,000       12.

-----------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Legal Title of Bank:                Bank One, N.A.            Call Date:  6/30/02
Address:                            1 Bank One Plaza                                  Cert #"  03618   Page RC-2
City, State  Zip:                   Chicago, IL 60670

Schedule RC-Continued
                                                                                                       Dollar Amounts in
                                                                                                           Thousands
                                                                                                           ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                 RCON
                                                                                             ----
       from Schedule RC-E) ....................................................              2200          90,275,000        13.a
       (1) Noninterest-bearing(1)..............................................              6631          33,176,000        13.a1
       (2) Interest-bearing....................................................              6636          57,099,000        13.a2
    b. Not applicable
14.   Federal funds purchased and securities sold under agreements                           RCFN
      to repurchase                                                                          ----
      a. Federal funds purchased (2)..........................................               B993           5,324,000        14.a
      b. Securities sold under agreements to repurchase (3)...................               RCFD
                                                                                             ----
                                                                                             B995          13,027,000        14.b
15.   Trading Liabilities(from Schedule RC-D).................................               3548           3,119,000        15.
16.   Other borrowed money (includes mortgage indebtedness and
      obligations under capitalized leases) (from Schedule RC-M)..............               3190          19,954,000        16.
17.   Not applicable
18.   Bank's liability on acceptances executed and outstanding                               2920             244,000        18.
19.   Subordinated notes and debentures (2)...................................               3200           3,979,000        19.
20.   Other liabilities (from Schedule RC-G)..................................               2930          10,109,000        20.
21.   Total liabilities (sum of items 13 through 20)..........................               2948         170,457,000        21.
22.   Minority interest in consolidated subsidiaries..........................               3000              60,000        22.
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus...........................               3838                   0        23.
24.   Common stock............................................................               3230             201,000        24.
25.   Surplus (exclude all surplus related to preferred stock)                               3839           7,479,000        25.
26.   a. Retained earnings....................................................               3632           5,545,000        26.a
      b. Accumulated other comprehensive income (3)...........................               B530             127,000        26.b
27.   Other equity capital components (4).....................................               A130                   0        27.
28.   Total equity capital (sum of items 23 through 27)                                      3210          13,352,000        28.
29.   Total liabilities, minority interest, and equity
      capital (sum of items 21, 22, and 28)...................................               3300         183,869,000        29.



Memorandum
To be reported only with the March Report of Condition
                                                                                        ----------- ------------
1. Indicate in the box at the right the number of the statement below that                 RCON         Number         Number
   best describes the most comprehensive level of auditing work performed               ----------- ------------       M.I.
   performed for the bank by independent external auditors as of any                      6724           N/A
   date during 2001............................................................         ----------- ------------

1 =  Independent audit of the bank conducted in accordance         5 = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified         external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank         authority)
2 = Independent audit of the bank's parent holding company         6 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which          7 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company               auditors
    (but not on the bank separately)                               8 = Other audit procedures (excluding tax preparation work)
3 = Attestation on bank management's asseertion on the             9 = No external audit work
    effectiveness of internal control over financial reporting by a certified public accounting firm.
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified
    public accounting firm (may be required by state chartering authority)

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4) Includes limited-life preferred stock and related surplus.
(2) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.